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                                   SCHEDULE K

                                  Fee Schedule
                         SEI Institutional Managed Trust
                                 Management Fee
                                 June 20, 2000


Portfolio - Class Y                                      Management Fee (Annual)
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     Tax-Managed Large Cap Fund                                        .15%



                                       15